SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                                APRIL 9, 1997


                           EARTH SEARCH SCIENCES, INC.
              (Exact name of registrant as specified in its charter


    State of Utah               0-19566                        87-0437723
(State of Incorporation)      (Commission                   (I.R.S. Employer
                                 File No.)                  Identification No.)



502 North 3rd Street, Suite #8, McCall, Idaho                    83638
  (Address of principal executive offices)                     (Zip code)


               Registrant's telephone number, including area code:
                                 (208) 634-7080


                                    No Change
          (Former Name or Former Address, if changed since last report)

Item 5.  OTHER EVENTS.

                   BRIAN C. SAVAGE ELECTED PRESIDENCY BY THE
                BOARD OF DIRECTORS OF EARTH SEARCH SCIENCES, INC.

     Mr. Savage joined Earth Search Sciences in June 1996 as Vice President of Resource Development and has recently been named its President. He has over 17 years experience in all aspects of the mining industry including mine operations, management, engineering, mining software specialist, and corporate finance specialist including equity financing, project financing, gold loans, production payments, public debt financing, financial advisory, general corporate banking and investment banking. Mr. Savage has been involved in more than $10 billion of debt and equity financing for the mining companies.
Mr. Savage was most recently with Nesbitt Burns Securities in New York where he held the position of Director Investment Banking Mining Group and was Director, Mining and Metals for Bank of Montreal responsible for business development in the United States. Mr. Savage earned a Bachelor of Science degree in Mining Engineering and a Master of Science degree in Mineral Economics both from the Colorado School of Mines.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                             EARTH SEARCH SCIENCES, INC.
                                             (Registrant)



                                             By /s/ Larry F. Vance
                                             Larry F. Vance
                                             Chairman and Director


April 9, 1997